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                                                                        Ex-99(n)

                        KENSINGTON STRATEGIC REALTY FUND
                         A SERIES OF THE COVENTRY GROUP

                                    UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                           PLAN PURSUANT TO RULE 18f-3
                           ---------------------------

                    UNDER THE INVESTMENT COMPANY ACT OF 1940
                    ----------------------------------------

I.       Introduction
         ------------

         As required by Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), this Plan describes the multi-class system for Kensington Strategic Realty Fund ("Fund"), a series of The Coventry Group ("Trust"), including the separate class arrangements for shareholder services and/or distribution of shares, the method for allocating expenses to classes and any related conversion features or exchange privileges applicable to the classes.

II.      The Multi-Class System
         ----------------------

         The Fund shall offer three classes of shares, Class A, Class B and Class C. Shares of each class of the Fund shall represent an equal PRO RATA interest in the Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section C, below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A, Class B and Class C shares shall have the features described in Sections A, B, C and D, below.

         A.       Sales Charge Structure
                  ----------------------

                  1. CLASS A SHARES. Class A shares shall be offered at their then-current net asset value plus a front-end sales charge in such amount as is disclosed in the current prospectus for the Fund, including any prospectus supplements, and shall be subject to such reductions and waivers as are determined or approved by the Trust's Board of Trustees. Class A shares shall generally not be subject to a contingent deferred sales charge provided, however, that such a charge may be imposed in such cases as the Board may approve and as disclosed in a future prospectus or prospectus supplement for the Fund.

                  2. CLASS B SHARES. Class B shares shall be offered at their then-current net asset value. Class B shares shall be subject to a contingent deferred sales charge, subject to such reductions and waivers as may be described in the current prospectus for the Fund, including any prospectus supplements. Class B shares shall generally not be subject to a front-end sales charge provided, however, that such a charge may be imposed in such cases as the Board may approve and as disclosed in a future prospectus or prospectus supplement for the Fund. Class B shares


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shall be distinguished from Class C shares by the relative rates of contingent deferred sales charges and the holding periods for those charges.

                  3. CLASS C SHARES. Class C shares shall be offered at their then-current net asset value with no front-end sales charge, and Class C shares shall be subject to a contingent deferred sales charge, subject to such reductions and waivers as may be described in the current prospectus for the Fund, including any prospectus supplements. Class C shares shall generally not be subject to a front-end sales charge provided, however, that such a charge may be imposed in such cases as the Board may approve and as disclosed in a future prospectus or prospectus supplement for the Fund. Class C shares shall be distinguished from Class B shares by the relative rates of contingent deferred sales charges and the holding periods for those charges.

         B.       Service and Distribution Plans
                  ------------------------------

                  The Trust has adopted a Service and Distribution Plan with respect to the classes of shares of the Fund pursuant to Rule 12b-1 under the 1940 Act, containing the following terms:

                  1. CLASS A SHARES. Class A shares of the Fund shall compensate the Distributor for costs and expenses incurred in connection with distribution and marketing of shares of the Fund, as provided in the Service and Distribution Plan subject to an annual limit of 0.25% of the average daily net assets of the Fund attributable to its Class A shares, provided that up to 0.25% of such average daily net assets may be designated out of such compensation as a "service fee," as defined in rules and policy statements of the National Association of Securities Dealers.

                  2. CLASS B SHARES. Class B shares of the Fund shall compensate the Distributor for costs and expenses incurred in connection with distribution and marketing of shares of the Fund, as provided in the Service and Distribution Plan subject to an annual limit of 1.00% of the average daily net assets of the Fund attributable to its Class B shares, provided that up to 0.25% of such average daily net assets may be designated out of such compensation as a "service fee," as defined in rules and policy statements of the National Association of Securities Dealers.

                  3 CLASS C SHARES. Class C shares of the Fund shall compensate the Distributor for costs and expenses incurred in connection with distribution and marketing of shares of the Fund, as provided in the Service and Distribution Plan subject to an annual limit of 1.00% of the average daily net assets of the Fund attributable to its Class C shares, provided that up to 0.25% of such average daily net assets may be designated out of such compensation as a "service fee," as defined in rules and policy statements of the National Association of Securities Dealers.

         C.       Allocation of Income and Expenses
                  ---------------------------------

                  1.       General
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                           The gross income, realized and unrealized capital
gains and losses and expenses (other than Class Expenses, as defined below) of the Fund shall be allocated to each


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class on the basis of its net asset value relative to the net asset value of the
Fund. Expenses to be so allocated also include expenses of the Trust that are allocated to the Fund and are not attributable to a particular class of the Fund ("Trust Expenses") and expenses of the Fund that are not attributable to a particular class of the Fund ("Fund Expenses"). Trust Expenses include, but are not limited to, Trustees' fees, insurance costs and certain legal fees. Fund Expenses include, but are not limited to, certain registration fees, advisory fees, custodial fees, and other expenses relating to the management of the Fund's assets.

                  2.       Class Expenses
                           --------------

                           Expenses attributable to a particular class ("Class
Expenses") shall be limited to: (a) payments pursuant to the Service and Distribution Plan by that class; (b) transfer agent fees attributable to that class; (c) printing and postage expenses related to preparing and distributing material such as shareholder reports, prospectuses and proxy materials to current shareholders of that class; (d) registration fees for shares of that class; (e) the expense of administrative personnel and services as required to support the shareholders of that class; (f) litigation or other legal expenses relating solely to that class; and (g) Trustees' fees incurred as a result of issues relating to that class. Expenses described in (a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may be allocated as Class Expenses, but only if the Fund's President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended ("Code").

                           In the event a particular expense is no longer
reasonably allocable by class or to a particular class, it shall be treated as a Trust Expense or Fund Expense, and in the event a Trust Expense or Fund Expense becomes allocable at a different level, including as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and to approval or ratification by the Board of Trustees.

                           The initial determination of expenses that will be
allocated as Class Expenses and any subsequent changes thereto shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act.

                  3.       Waivers or Reimbursements of Expenses
                           -------------------------------------

                           Expenses may be waived or reimbursed by the Adviser,
the Administrator, the Distributor or any other provider of services to Fund or the Trust without the prior approval of the Board of Trustees.

         D.       Conversion Privilege
                  --------------------

                  Shares of Class B shares shall automatically convert to Class A shares after eight years from the end of the month of purchase. Such conversion shall not be subject to any sales charge or other fee.


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         E.       Board Review
                  ------------

                  1.       Approval of Plan
                           ----------------

                           The Board of Trustees, including a majority of the
Trustees who are not interested persons (as defined in the 1940 Act) of the Trust or the Fund ("Independent Trustees"), at a meeting held _________, 1999, approved the Plan based on a determination that the Plan, including the expense allocation, is in the best interests of the Fund and of each class. Their determination was based on their review of information furnished to them which they deemed reasonably necessary and sufficient to evaluate the Plan.

                  2.       Approval of Amendments
                           ----------------------

                           This Plan may not be amended materially unless the
Board of Trustees, including a majority of the Independent Trustees, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and the Fund. Such finding shall be based on information requested by the Board and furnished to them which the Board deems reasonably necessary to evaluate the proposed amendment.

                  3.       Periodic Review
                           ---------------

                           The Board shall review reports of expense allocations
and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

         F.       Contracts
                  ---------

                  Any agreement related to the Multi-Class System shall require the parties thereto to furnish to the Board of Trustees, upon their request, such information as is reasonably necessary to permit the Trustees to evaluate the Plan or any proposed amendment.

         G.       Effective Date
                  --------------

                  This Plan, having been reviewed and approved by the Board of Trustees and by a majority of the Independent Trustees as indicated in Section E1 of the Plan, shall take effect as of ____________, 1999.